Exhibit 99.7

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the following transactions: (i) the planned acquisition (the “Acquisition”) of Sobel USA Inc. (“Sobel USA”) and Banner Pharmacaps Europe B.V. (“Banner Europe”), as previously disclosed in Patheon Inc.’s (“Patheon,” the “Company,” “we,” “us,” or “our”) Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 29, 2012, whereby Patheon will acquire Sobel USA and Banner Europe for a purchase price of approximately US$255 million, subject to adjustments; (ii) Patheon’s entry into a senior secured credit facility (the “Facility”), which is comprised of a US$565 million term loan facility and a US$85 million revolving facility, (iii) the refinancing (the “Refinancing”), whereby Patheon and its subsidiaries (including Sobel USA and Banner Europe) will refinance or repay all of their existing third party indebtedness for borrowed money, subject to certain exceptions, and (iv) the rights offering (the “Rights Offering”), which involves a pro rata distribution to all holders of Patheon’s restricted voting shares as of 5:00 p.m. (Toronto time) on November 27, 2012 (the “Record Date”) of transferable subscription rights to purchase restricted voting shares at a price of, at such holder’s choice but subject to any additional restrictions any broker, dealer, bank or other nominee may impose, either US$3.19 per whole share or CAD$3.19 per whole share (the “Subscription Price”), assuming full subscription of US$30 million.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Patheon, Sobel USA and Banner Europe, which were (in the case of Patheon’s financial statements) included in Patheon’s Current Report on Form 8-K filed with the SEC on October 2, 2012 or are (in the case of Sobel USA’s and Banner Europe’s financial statements) filed with this Current Report on Form 8-K. Patheon’s fiscal year end is October 31, Sobel USA’s fiscal year end is the Saturday of each year closest to December 31, and Banner Europe’s fiscal year end is December 31. Because Sobel USA’s and Banner Europe’s fiscal year ends are within 93 days of Patheon’s fiscal year end, their historical financial statements were not recast when preparing the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the year ended October 31, 2011 and the nine months ended July 31, 2012 give effect to the Acquisition, the Refinancing, the entry into the Facility and the Rights Offering as if each had been completed on November 1, 2010. The unaudited pro forma condensed combined balance sheet gives effect to these transactions as if they had been completed on July 31, 2012.

The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions described above, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results of Patheon, Sobel USA and Banner Europe. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies, cost savings, revenue enhancements or other synergies that may be achieved by the combined companies. In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the completion of the transactions are also not reflected in the pro forma statements. Furthermore, certain reclassifications were made to the reported financial information of Sobel USA and Banner Europe to conform to the reporting classifications of Patheon.

The pro forma adjustments are based on preliminary information available as of the date of this Current Report on Form 8-K. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. At this time, Patheon has not completed detailed valuation analyses to determine the fair values of Sobel USA’s and Banner Europe’s assets and liabilities. Accordingly, the unaudited pro forma condensed combined financial statements include a preliminary allocation of the purchase price based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Because Patheon’s final valuations of the assets to be acquired and liabilities to be assumed in connection with the Acquisition will be dependent upon procedures and other studies that have recently commenced, the final amounts recorded at the closing date of the Acquisition may differ significantly from the information presented herein.

Upon consummation of the Acquisition, Patheon will review Sobel USA’s and Banner Europe’s accounting policies to determine if it may be necessary to harmonize any differences in policies. These unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

These unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of Patheon, Sobel USA and Banner Europe which were (in the case of Patheon’s financial statements) included in Patheon’s Current Report on Form 8-K filed with the SEC on October 2, 2012 or are (in the case of Sobel USA’s and Banner Europe’s financial statements) filed with this Current Report on Form 8-K.

Patheon Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of July 31, 2012

(in millions of U.S. dollars)

	Historical
	Patheon July 31, 2012	Sobel USA September 30, 2012	Banner Europe September 30, 2012	Eliminations		Combined	Financing Pro Forma Adjustments		Rights Offering Pro Forma Adjustments		Acquisition Adjustments		Pro Forma
	$	$	$	$		$	$		$		$		$
Assets
Current
Cash and cash equivalents	35.4	8.7	2.2	—		46.3	194.0	b	29.5	g	(256.5	) h	13.3
Accounts receivable	138.1	46.7	5.5	—		190.3	—		—		—		190.3
Inventories	90.3	43.3	4.3	—		137.9	—		—		4.9	i	142.8
Income taxes receivable	1.9	—	—	—		1.9	—		—		—		1.9
Prepaid expenses and other	16.3	6.1	0.5	—		22.9	—		—		—		22.9
Deferred tax assets - short-term	13.3	2.1	—	—		15.4	—		—		—		15.4
Loans to related parties	—	9.2	—	(1.5	) a	7.7	—		—		(7.7	) h	—

Total current assets	295.3	116.1	12.5	(1.5)		422.4	194.0		29.5		(259.3)		386.6

Capital assets	399.2	66.2	10.6	—		476.0	—		—		32.8	j	508.8
Intangible assets	—	0.3	—	—		0.3	—		—		—		0.3
Deferred financing costs	5.1	—	—	—		5.1	17.7	c	—		—		22.8
Deferred tax assets	36.0	0.6	—	—		36.6	—		—		—		36.6
Goodwill	3.4	—	—	—		3.4	—		—		57.6	k	61.0
Investments	5.8	—	—	—		5.8	—		—		—		5.8
Other long-term assets	10.0	0.2	0.4	—		10.6	—		—		—		10.6

Total assets	754.8	183.4	23.5	(1.5)		960.2	211.7		29.5		(168.9)		1,032.5

Liabilities and shareholders’ equity
Current
Short-term borrowings -	6.6	4.9	—	—		11.5	—		—		(4.9	) h	6.6
Short-term borrowings - from related parties	—	3.7	0.6	—		4.3	—		—		(4.3	) h	—
Accounts payable and accrued liabilities	175.3	22.9	4.4	—		202.6	(7.1	) d	—		—		195.5
Income taxes payable	3.3	—	—	—		3.3	—		—		—		3.3
Deferred revenues - short-term	8.7	—	—	—		8.7	—		—		—		8.7
Loans from related parties	—	8.7	1.5	(1.5	) a	8.7	—		—		(8.7	) h	—

Total current liabilities	193.9	40.2	6.5	(1.5)		239.1	(7.1)		—		(17.9)		214.1

Long-term debt	310.4	—	—	—		310.4	254.6	e	—		—		565.0
Long-term debt with related parties	—	55.0	—	—		55.0	—		—		(55.0	) h	—
Deferred revenues	34.6	—	—	—		34.6	—		—		—		34.6
Deferred tax liabilities	30.4	8.5	—	—		38.9	—		—		—		38.9
Other long-term liabilities	41.1	0.7	—	—		41.8	—		—		—		41.8

Total liabilities	610.4	104.4	6.5	(1.5)		719.8	247.5		—		(72.9)		894.4

Shareholders’ equity
Restricted voting shares	572.0	—	—	—		572.0	—		29.5	g	—		601.5
Contributed surplus	16.0	57.5	22.5	—		96.0	—		—		(80.0	) l	16.0
(Deficit) retained earnings	(455.4)	34.5	(4.7)	—		(425.6)	(35.8	) f	—		(29.8	) l	(491.2)
Accumulated other comprehensive income (loss)	11.8	(13.0)	(0.8)	—		(2.0)	—		—		13.8	l	11.8

Total shareholders’ equity	144.4	79.0	17.0	—		240.4	(35.8)		29.5		(96.0)		138.1

Total liabilities and shareholders’ equity	754.8	183.4	23.5	(1.5)		960.2	211.7		29.5		(168.9)		1,032.5

see notes accompanying the pro forma financial statements

Patheon Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended October 31, 2011

(in millions of U.S. dollars, except loss per share)

	Historical
	Patheon Year Ended October 31, 2011	Sobel USA Year Ended December 31, 2011	Banner Europe Year Ended December 31, 2011	Eliminations	Combined	Financing Transaction Adjustments		Rights Offering Transaction Adjustments		Acquisition Adjustments		Pro Forma
	$	$	$	$	$	$		$		$		$

Revenues	700.0	229.9	41.3	—	971.2	—		—		—		971.2
Cost of goods sold	568.2	168.1	31.9	—	768.2	—		—		6.4	m	774.6

Gross profit	131.8	61.8	9.4	—	203.0	—		—		(6.4)		196.6
Selling, general and administrative expenses	120.2	33.5	3.9	—	157.6	—		—		(0.1	) n	157.5
Repositioning expenses	7.0	(0.3)	—	—	6.7	—		—		—		6.7
Research and development	—	11.8	3.0	—	14.8	—		—		0.1	o	14.9
Loss on sale of fixed assets	0.2	—	—	—	0.2	—		—		—		0.2

Operating income (loss)	4.4	16.8	2.5	—	23.7	—		—		(6.4)		17.3
Interest expense, net	25.6	0.9	—		26.5	12.2	q	—		—		38.7
Foreign exchange (gain) loss	(1.6)	(0.5)	0.1	—	(2.0)	—		—		—		(2.0)
Other income, net	(4.9)	(0.5)	(0.4)	—	(5.8)	—		—		—		(5.8)

(Loss) income from continuing operations before income taxes	(14.7)	16.9	2.8	—	5.0	(12.2)		—		(6.4)		(13.6)

Provision for (benefit from) income taxes	1.1	5.4	0.7	—	7.2	—		—		(4.7	) p	2.5

(Loss) income before discontinued operations	(15.8)	11.5	2.1	—	(2.2)	(12.2)		—		(1.7)		(16.1)
Loss from discontinued operations	(0.6)	—	—	—	(0.6)	—		—		—		(0.6)

Net (loss) income for the period	(16.4)	11.5	2.1	—	(2.8)	(12.2)		—		(1.7)		(16.7)

Net (loss) income attributable to restricted voting shareholders	(16.4)	11.5	2.1	—	(2.8)	(12.2)		—		(1.7)		(16.7)

Basic and diluted loss per share
From continuing operations	($0.122)											($0.116)
From discontinued operations	($0.005)											($0.004)

	($0.127)									t		($0.120)

Average number of shares outstanding during period - basic and diluted (in thousands)	129,168							9,403	s			138,571

see notes accompanying the pro forma financial statements

Patheon Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended July 31, 2012

(in millions of U.S. dollars, except loss per share)

	Historical
	Patheon Nine Months Ended July 31, 2012	Sobel USA Nine Months Ended September 30, 2012	Banner Europe Nine Months Ended September 30, 2012	Eliminations	Combined	Financing Transaction Adjustments		Rights Offering Transaction Adjustments		Acquisition Adjustments		Pro Forma
	$	$	$	$	$	$		$		$		$
Revenues	539.1	164.8	31.0	—	734.9	—		—		—		734.9
Cost of goods sold	435.2	130.2	24.4	—	589.8	—		—		1.1	m	590.9

Gross profit	103.9	34.6	6.6	—	145.1	—		—		(1.1)		144.0
Selling, general and administrative expenses	99.0	26.3	2.6	—	127.9	—		—		(0.1	) n	127.8
Repositioning expenses	6.9	—	—	—	6.9	—		—		—		6.9
Impairment charge	57.9	—	—	—	57.9	—		—		—		57.9
Research and development	—	7.7	2.2	—	9.9	—		—		0.1	o	10.0

Operating (loss) income	(59.9)	0.6	1.8	—	(57.5)	—		—		(1.1)		(58.6)
Interest expense, net	19.8	1.1	—	—	20.9	8.1	r	—		—		29.0
Foreign exchange loss	0.6	0.5	—	—	1.1	—		—		—		1.1
Other (income) expense, net	(0.6)	(0.5)	—	—	(1.1)	—		—		—		(1.1)

(Loss) income from continuing operations before income taxes	(79.7)	(0.5)	1.8	—	(78.4)	(8.1)		—		(1.1)		(87.6)
Provision for (benefit from) income taxes	3.6	(0.3)	0.4	—	3.7	—		—		(2.3	) p	1.4

(Loss) income before discontinued operations	(83.3)	(0.2)	1.4	—	(82.1)	(8.1)		—		1.3		(89.0)
Loss from discontinued operations	(0.2)	—	—	—	(0.2)	—		—		—		(0.2)

Net (loss) income for the period	(83.5)	(0.2)	1.4	—	(82.3)	(8.1)		—		1.3		(89.2)

Net (loss) income attributable to restricted voting shareholders	(83.5)	(0.2)	1.4	—	(82.3)	(8.1)		—		1.3		(89.2)

Basic and diluted loss per share
From continuing operations	($0.645)											($0.642)
From discontinued operations	($0.002)											($0.001)

	($0.646)									t		($0.643)

Average number of shares outstanding during period - basic and diluted (in thousands)	129,168							9,403	s			138,571

see notes accompanying the pro forma financial statements

Notes to Unaudited Pro Forma Financial Statements

1.	Description of Transactions

Stock Purchase Agreement

On October 28, 2012, Patheon entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Sobel Best N.V., a corporation organized under the laws of The Netherlands and VION Holding N.V., a corporation organized under the laws of The Netherlands, pursuant to which Patheon or one or more of its wholly owned subsidiaries (each, an “Acquisition Sub”) will acquire all of the issued and outstanding shares of capital stock of each of Sobel USA and Banner Europe, for a purchase price of US$255 million, subject to anticipated adjustments for working capital and pay-off amounts for existing debt and transaction expenses. Subject to satisfaction of the terms and conditions set forth in the Purchase Agreement, each of Sobel USA and Banner Europe will become a wholly-owned subsidiary of Patheon or an Acquisition Sub as a result of the Acquisition.

Debt Financing Commitment Letter

In connection with the entry into the Purchase Agreement, Patheon entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), UBS Loan Finance LLC (“UBS”), UBS Securities LLC (“UBS Securities”), Credit Suisse AG (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities”), and KeyBank National Association (“KeyBank,” and together with MSSF, UBS, UBS Securities, CS and CS Securities, the “Lenders”) on October 28, 2012, pursuant to which the Lenders committed to arrange and provide the Facility, which is comprised of (i) a US$565 million term loan facility and (ii) a US$85 million revolving facility. The availability of the Facility on the closing date of the Acquisition is subject to the satisfaction of a number of conditions, including but not limited to (i) the Company and its subsidiaries (including Banner Europe and Sobel USA) completing the Refinancing, whereby Patheon and its subsidiaries (including Sobel USA and Banner Europe) will refinance or repay all of their existing third party indebtedness for borrowed money, subject to certain exceptions.

Equity Commitment Letter

In connection with the entry into the Purchase Agreement, Patheon entered into an equity financing commitment letter (the “Equity Commitment Letter”) with JLL Partners Fund V, L.P. (“JLL Fund V”), a related party, on October 28, 2012, pursuant to which JLL Fund V agreed, at the time of the consummation of the Acquisition, to contribute or cause to be contributed by one or more of its affiliated entities up to US$30 million, less amounts invested in the Company by other shareholders, pursuant to a rights offering or a private placement. Consistent with the Equity Commitment Letter, Patheon determined to engage in the Rights Offering, which involves a pro rata distribution to all holders of Patheon’s restricted voting shares as of the Record Date of transferable subscription rights to purchase restricted voting shares at the Subscription Price, for an amount of up to $30 million.

2.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical financial statements of Patheon, Sobel USA and Banner Europe, which are which were (in the case of Patheon’s financial statements) included in Patheon’s Current Report on Form 8-K filed with the SEC on October 2, 2012 or are (in the case of Sobel USA’s and Banner Europe’s financial statements) filed with this Current Report on Form 8-K. Patheon’s fiscal year end is October 31, Sobel USA’s fiscal year end is the Saturday of each year closest to December 31, and Banner Europe’s fiscal year end is December 31. Because Sobel USA’s and Banner Europe’s fiscal year ends are within 93 days of Patheon’s fiscal year end, their historical financial statements were not recast when preparing the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the year ended October 31, 2011 and the nine months ended July 31, 2012 give effect to the Acquisition, the Refinancing, the entry into the Facility and the Rights Offering as if each had been completed on November 1, 2010. The unaudited pro forma condensed combined balance sheet gives effect to these transactions as if they had been completed on July 31, 2012.

The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions described above, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results of Patheon, Sobel USA and Banner Europe. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies, cost savings, revenue enhancements or other synergies that may be achieved by the combined companies. In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the completion of the transactions are also not reflected in the pro forma statements. Furthermore, certain reclassifications were made to the reported financial information of Sobel USA and Banner Europe to conform to the reporting classifications of Patheon.

The pro forma adjustments are based on preliminary information available as of the date of this Current Report on Form 8-K. Upon consummation of the Acquisition, Patheon will review Sobel USA’s and Banner Europe’s accounting policies to determine if it may be necessary to harmonize any differences in policies. These unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

These unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of Patheon, Sobel USA and Banner Europe which were (in the case of Patheon’s financial statements) included in Patheon’s Current Report on Form 8-K filed with the SEC on October 2, 2012 or are (in the case of Sobel USA’s and Banner Europe’s financial statements) filed with this Current Report on Form 8-K.

3.	Purchase Price Allocation

The proposed Acquisition will be accounted for in accordance with the acquisition method of accounting under accounting principles generally accepted in the United States, whereby the total purchase price is allocated to the assets acquired and liabilities assumed based on their respective fair values at the acquisition date. The purchase price is US$255 million, subject to working capital and other adjustments. The estimated preliminary fair values assuming the proposed Acquisition was consummated on July 31, 2012 are as follows (in millions of U.S. dollars):

Cash and cash equivalents	$9.4
Accounts receivable	52.2
Inventories	52.5
Prepaid expenses and other	6.6
Deferred tax assets - short-term	2.1
Capital assets	109.6
Intangible assets	0.3
Other long-term assets	1.2

Total assets	$233.9

Accounts payable and accrued liabilities	27.3
Deferred tax liabilities - long-term	8.5
Other long-term liabilities	0.7

Net assets attributable to the acquired companies	$197.4

Although these preliminary assumptions and estimates are considered reasonable under the circumstances, they are subject to changes that may be material as Patheon has not completed the valuation analyses to determine the fair values of Sobel USA’s and Banner Europe’s assets and liabilities. Because Patheon’s final valuations of the assets to be acquired and liabilities to be assumed in connection with the Acquisition will be dependent upon procedures and other studies that have recently commenced, the final amounts recorded at the closing date of the

Acquisition may differ significantly from the information presented herein. For example, if interest on the new term loan facility were to change by 0.125%, Patheon’s annual interest expense would change by approximately $0.7 million. If the valuation of the acquired inventory and property and equipment were to change by 10%, Patheon’s annual cost of goods sold and depreciation, respectively, would change by approximately $0.5 million and $0.2 million, respectively.

4.	Pro Forma Adjustments

The Sobel USA and Banner Europe columns reflect these entities’ actual balance sheets as of September 30, 2012 and statements of operations for the nine months ended September 30, 2012 and year ended December 31, 2011.

Pro Forma Condensed Combined Balance Sheet:

Intercompany Eliminations Adjustments

a.	Represents the related party loans between Sobel USA and Banner Europe.

Financing Transactions Adjustments

b.	Represents the following expected components:

•	Net proceeds of $565.0 million from borrowings under the new term loan facility.

•	The cash payment of $280.0 million for the repayment of Patheon’s outstanding senior secured notes.

•	The cash payment of $28.5 million for debt issuance costs associated with the Facility.

•

The cash payment of $25.0 million for the make-whole premium and $7.1 million of accrued interest as of July 31, 2012 related to the repayment of Patheon’s outstanding senior secured notes and the extinguishment of its asset-based revolving credit facility.

•	The cash payment of $30.4 million for the extinguishment of Patheon’s asset-based revolving credit facility.

c.	Represents the following expected components:

•	The capitalization of $19.8 million of debt issuance costs associated with the new term loan facility and $3.0 million associated with the new revolving facility.

•	The write-off of $5.1 million of Patheon’s unamortized deferred financing fees related to the repayment of its outstanding senior secured notes.

d.	Represents the following expected component:

•	The cash payment of $7.1 million for accrued interest related to the repayment of Patheon’s outstanding senior secured notes and the extinguishment of its asset-based revolving credit facility.

e.	Represents the following expected components:

•	The repayment of Patheon’s outstanding senior secured notes of $280.0 million and the extinguishment of its asset-based revolving credit facility of $30.4 million.

•	The borrowings under Patheon’s new term loan facility of $565.0 million.

f.	Represents the following expected components, none of which are included in the pro forma condensed combined statements of operations because they are nonrecurring expenses related to the entry into the Facility and the Refinancing:

•	Expenses of $25.0 million for the make-whole premium related to the repayment of Patheon’s outstanding senior secured notes.

•	The write-off of $5.1 million of Patheon’s unamortized deferred financing fees related to the repayment of its outstanding senior secured notes.

•	The anticipated costs of $5.7 million associated with the Facility.

Rights Offering Transaction Adjustments

g.	Through the Rights Offering, Patheon expects to sell 9,403,483 million restricted voting shares for net proceeds of $29.5 million, which are net of $0.5 million in estimated offering expenses.

Acquisition Adjustments

h.	Represents the following expected components:

•

The decrease in cash resulting from the $191.3 million applied towards the purchase of the net assets of Sobel USA and Banner Europe, and $63.7 million in settlement of term loans due to the parent organization of Sobel USA and Banner Europe.

•	The decrease in cash from Sobel USA repaying its third party borrowings at closing.

•	An increase in cash of $3.4 million due to the settlement of a net intercompany receivable from the parent organization of Sobel USA and Banner Europe at closing.

i.	Represents an adjustment to reflect the estimated fair value of inventories acquired in the Acquisition.

j.	Represents an adjustment to reflect the estimated fair value of property and equipment acquired in the Acquisition.

k.	Represents the excess of the estimated purchase price over the estimated net assets acquired in the Acquisition. This purchase price allocation is preliminary and subject to change.

l.	Represents the following expected components:

•	The elimination of Sobel USA’s and Banner Europe’s contributed surplus of $57.5 million and $22.5 million, respectively.

•	The elimination of Sobel USA’s and Banner Europe’s retained earnings of $34.5 million and deficit of $4.7 million, respectively.

•	The elimination of Sobel USA’s and Banner Europe’s accumulated other comprehensive loss of $13.0 million and $0.8 million, respectively.

Pro Forma Condensed Combined Statements of Operations:

Acquisition Adjustments

m.	Represents the following expected components:

•

An increase of $4.9 million in cost of goods sold for the year ended October 31, 2011 related to the estimated increase in the fair value of inventory for Sobel USA and Banner Europe that will be amortized into the statements of operations as that inventory is sold.

•

An increase of $1.5 million and $1.1 million in cost of goods sold for the year ended October 31, 2011 and the nine months ended July 31, 2012, respectively, resulting from depreciation expense relating to the estimated preliminary fair values of acquired property and equipment.

n.	Represents the following expected components:

•	The elimination of a management fee to parent of $0.3 million and $0.2 million for Sobel USA for the year ended October 31, 2011 and the nine months ended July 31, 2012, respectively.

•

An increase of $0.2 million and $0.1 million in depreciation expense for the year ended October 31, 2011 and the nine months ended July 31, 2012, respectively, related to the estimated preliminary fair values of acquired property and equipment.

o.	Represents an expected increase of $0.1 million and $0.1 million in research and development expenses for the year ended October 31, 2011 and the nine months ended July 31, 2012, respectively, resulting from depreciation expense relating to the estimated preliminary fair values of acquired property and equipment.

p.	Represents the expected tax impact of the pro forma adjustments listed above based on a statutory rate of 25.25%.

q.	Represents the following expected components:

•

A decrease of $24.5 million of Patheon’s interest expense and $1.1 million of amortization expense on the deferred financing costs related to the repayment of Patheon’s outstanding senior secured notes and the extinguishment of its asset-based revolving credit facility.

•	A decrease of $0.9 million of Sobel USA’s interest expense due to the extinguishment of Sobel USA’s loan to a related party.

•	An increase in interest expense of $35.3 million due to the new term loan facility.

•	An increase of $3.4 million of amortization of the deferred financing costs related to the Facility.

r.	Represents the following expected components:

•

A decrease of $19.0 million of Patheon’s interest expense and $0.8 million of its amortization expense on the deferred financing costs related to the repayment of Patheon’s outstanding senior secured notes and the extinguishment of its asset-based revolving credit facility.

•	A decrease of $1.1 million of Sobel USA’s interest expense due to the extinguishment of Sobel USA’s loan to a related party, as well as a third party line of credit.

•	An increase in interest expense of $26.5 million due to the new term loan facility.

•	An increase of $2.5 million of amortization of the deferred financing costs related to the Facility.

Rights Offering Transaction Adjustments

s.	Represents the number of shares expected to be issued in the Rights Offering.

t.	If at the time of the consummation of the Rights Offering, the fair value of our restricted voting shares is more than the Rights Offering subscription price, basic and diluted loss per share will be restated for all periods, similar to a stock dividend. Assuming that at such time the subscription price is at a 15% discount to the fair value of our restricted voting shares, our weighted average number of shares outstanding would be deemed to increase by approximately 1%, or 1,329,427 shares, for each of the year ended October 31, 2011 and the nine months ended July 31, 2012. This deemed increase would result in a decrease in our basic and diluted net loss for each period, to $0.12 per share for the year ended October 31, 2011 and $0.64 per share for the nine months ended July 31, 2012.